Exhibit 99.1

Informational Addendum to Report on Form 11-K
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Not Filed Pursuant to the Securities Exchange Act of 1934

Solely for the purpose of Section 906 of the Sarbanes-Oxley Act of 2002, and solely to the extent this certification may be applicable to this Annual Report on Form 11-K, the undersigned hereby certify that this report on Form 11-K of Stewart & Stevenson Services, Inc. fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this report on Form 11-K fairly presents, in all material respects, the financial statements and schedule of the Stewart & Stevenson 401(k) Savings Plan.

/s/ John B. Simmons
Name: John B. Simmons
Title: Chairman, Stewart & Stevenson 401(k)
Savings Plan Administrative Committee